Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hi-Crush Partners LP (the “Partnership”) of our reports dated March 13, 2013 relating to the financial statements of the Partnership and the combined financial statements of Hi-Crush Proppants LLC (Predecessor), both of which appear in the Partnership’s Annual Report for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 8, 2013